Exhibit 99.1

zSpace, Inc. Announces Intention to Voluntarily Delist from Nasdaq and Deregister Its Common Stock with the SEC

Delisting of Common Stock Expected to Become Effective October 5, 2026

SAN JOSE, Calif. — September 15, 2026 — zSpace, Inc. (“zSpace” or the “Company”) (OTC: ZSPC) announces its intention to voluntarily delist its common stock from The Nasdaq Stock Market LLC (“Nasdaq”) and to deregister its common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has provided written notice of its intention to Nasdaq and intends to file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about September 25, 2026.

As previously disclosed, on April 21, 2026, the Company received a determination from the  Listing Qualifications Department of Nasdaq to delist the Company’s common stock and trading of the Company’s common stock on Nasdaq has been suspended since April 28, 2026. On August 6, 2026, a Nasdaq Hearings Panel denied the Company’s appeal of that determination, and the period for further appeal expired on August 21, 2026. Nasdaq has not yet filed a Form 25 to complete the removal of the Company’s common stock from listing and registration. The Company’s board of directors determined to proceed with a voluntary filing in order to provide certainty as to the timing of the delisting and deregistration process.

The Company expects that the delisting of its common stock will become effective ten days after the filing of the Form 25, on or about October 5, 2026, and that the deregistration of the common stock under Section 12(b) of the Exchange Act will become effective 90 days after the filing, on or about December 24, 2026. Thereafter, the Company intends to file a Form 15 with the SEC in early January 2027 to suspend its remaining reporting obligations under the Exchange Act. Upon the filing of the Form 15, the Company’s obligations to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended. The Company reserves its right in all aspects to postpone or withdraw the above filings prior to their effectiveness; if necessary.

In reaching its determination, the board of directors considered, among other factors, that trading of the Company’s common stock on Nasdaq has been suspended since April 2026 and that the appeal process has concluded; the substantial costs, both direct and indirect, of maintaining the registration of the common stock and complying with SEC reporting requirements; the limited benefits the Company receives from continued registration in light of the suspension; and the demands that compliance places on management’s time and the Company’s resources.

The Company’s common stock is currently quoted on the OTC market under the symbol “ZSPC” and is expected to continue to be quoted following the delisting and deregistration. There can be no assurance, however, that any broker-dealer will continue to make a market in, or quote, the Company’s common stock.

The Company is posting this press release on its website at investor.zspace.com and will file a Current Report on Form 8-K with the SEC regarding the matters described above.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated timing and effects of the Form 25 and Form 15 filings, the delisting and deregistration of the Company’s common stock, the suspension of the Company’s reporting obligations, and the continued quotation of the Company’s common stock on the OTC market. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the timing of regulatory processes, the actions of third parties, including Nasdaq, the SEC and broker-dealers and other factors discussed in the “Risk Factors” section of the Company’s filings with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statements contained in this press release speak only as of the date hereof, and zSpace, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

About zSpace, Inc.

zSpace, Inc. (OTC: ZSPC) delivers innovative augmented and virtual reality (AR/VR) experiences that drive achievement in STEM, CTE, and career readiness programs. Trusted by over 3,500 school districts, technical centers, community colleges, and universities, zSpace enables hands-on "learning by doing" experiences proven to improve engagement and student outcomes. Headquartered in San Jose, California, zSpace holds more than 80 patents, with research published in the Journal of Computer Assisted Learning (2021) validating the impact of 3D virtual reality technologies on student knowledge gains.

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